UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017 (July 20, 2017)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

On July 20, 2017, Michael P. McLean, Vice President, Chief Accounting Officer and Controller of Forward Air Corporation (the “Company”) informed the Company that he was resigning from his position to pursue other opportunities, effective as of August 9, 2017. Mr. McLean’s departure did not involve any disagreement with the Company, the Company’s management or the Company's Board of Directors.

Upon Mr. McLean’s departure, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, Mr. Michael J. Morris, will assume responsibility as the Company’s principal accounting officer. Biographical and other information regarding Mr. Morris is set forth in the Company’s Proxy Statement for its 2017 Annual Meeting of Shareholders as filed with the Securities and Exchange Commission on March 30, 2017 and such information is hereby incorporated by reference. Mr. McLean and Mr. Morris will work together to ensure a smooth transition of the Company’s accounting responsibilities.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: July 25, 2017	By:	/s/ Michael J. Morris
Michael J. Morris Senior Vice President, Chief Financial Officer and Treasurer